Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

FNB Corp.

Asheboro, North Carolina

We consent to the incorporation by reference in the registration statements (Nos. 33-72686, 333-54702, 333-99333, 333-105442 and 333-109450) on Forms S-8 and the registration statement (No. 33-59565) on Form S-3 of FNB Corp. and Subsidiaries of our report dated April 19, 2005 with respect to management’s assessment of the effectiveness of internal control over financial reporting included herein.

April 29, 2005

Sanford, North Carolina